Exhibit 10.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$[ ]	[ , 2018]

THIS AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE, dated as of                     , 2018, is by and between Grace Therapeutics Inc. (formerly known as Grace Therapeutics LLC), a Delaware corporation (the “Company”), and [                    ] (the “Holder”).

WHEREAS, the Company issued that certain Convertible Promissory Note (the “Original Note”), dated as of December 1, 2017, in favor of the Holder;

WHEREAS, on April 12, 2018, the Company converted from a New Jersey limited liability company to a Delaware corporation (the “Conversion”); and

WHEREAS, the Company and the Holder desire to amend, restate and replace the Original Note in its entirety as set forth herein to extend the Maturity Date (as defined below) of the Original Note from December 31, 2018 to June 30, 2020 and to reflect the Conversion.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Company and the Holder hereby agree that the Original Note is amended, restated and replaced as follows:

For value received, the Company promises to pay to the Holder, the principal sum of [                    ] Dollars ($[                    ]). Interest shall accrue from the date of the Original Note on the unpaid principal amount at a rate equal to six percent (6%) per annum, compounded annually. This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated December 1, 2017 (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.

1.    Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on June 30, 2020 (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.    Conversion.

(a)    Investment by the Holder. The entire principal amount of and accrued interest on this Note shall be converted into shares of the Company’s equity securities (the “Equity Securities”) issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least five million dollars ($5,000,000) in the aggregate (excluding the conversion of the Notes) (the “Next Equity Financing”). The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus accrued interest by (ii) eighty percent (80%) of the price per share of the Equity Securities being offered in such Next Equity Financing, rounded to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing.

(b)    Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

3.    Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty, provided that all of the Notes shall be prepaid on a pro rata basis.

4.    Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates that agree in writing to be bound by the terms of this Note and the Purchase Agreement. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5.    Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of law. The Company and the Holder (a) agree that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in federal or state courts located in the State of New Jersey, (b) waive any proceeding, and (c) irrevocably consent to the jurisdiction of the federal or state courts located in the State of New Jersey in any such suit, action or proceeding. The Company and the Holder further agree to accept and acknowledge service of any and all process which may be served in any such suit action or proceeding brought in the federal or state courts located in the State of New Jersey and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding. EACH OF THE PARTIES

HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.    Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

7.    Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and Holders holding at least sixty six percent (66%) of the then-outstanding principal and interest of the Notes. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of any Note.

8.     Members, Officers and Managers Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9.    Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

10.    Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

[Signature Page Follows]

The parties have executed this Amended and Restated Convertible Promissory Note as of the date first written above.

COMPANY:

GRACE THERAPEUTICS INC.

By:
Name:
Title:
Address:

AGREED TO AND ACCEPTED:

[HOLDER]

By:

Name: [ ]

Title: [ ]

Address: [ ]

[Signature Page to Amended and Restated Convertible Promissory Note]